Exhibit 99.1

INSPIRED REPORTS THIRD QUARTER 2026 RESULTS

●	Third Quarter Revenue of $61.4 million; Like-for-like Revenue[1] Increased Approximately 4% Despite Higher UK Gaming Taxes, Reflecting Continued Growth and Market Share Gains
●	Adjusting Like-for-Like Results for Higher UK Gaming Taxes[1,2], Revenue Increased Approximately 9%, with Adjusted EBITDA Growing at Approximately Twice That Pace
●	Net Operating Income of $10.3 million, Net Loss of $0.1 million and Adjusted Net Income of $2.8 million
●	Adjusted EBITDA of $28.2 million Increased 4% Sequentially, Delivering a Record 46% Adjusted EBITDA Margin[3]
●	Expanding U.S. Digital Footprint with Virtual Sports Launches with the Massachusetts Lottery and FanDuel in the Fourth Quarter
●	UK Budget Provides Greater Regulatory Clarity, with Machine Games Duty Increasing from 20% to 25% Beginning April 2027
●	Delivered 22% Free Cash Flow Conversion[4] Year-to-Date
●	Updating FY2026 Outlook Range to $109 million — $112 million[5], from $112 million — $118 million, Primarily Reflecting the Suspension of Regulated Online Gaming in Brazil

New York, New York, November 5, 2026 - Inspired Entertainment, Inc. (“Inspired” or the “Company”) (NASDAQ: INSE), a leading B2B provider of gaming content, technology, hardware and services, today reported financial results for the third quarter ended September 30, 2026. Reported results reflect the November 2025 divestiture of the Company’s UK Holiday Parks business and the restructuring of its Pubs business, both of which contributed to the prior-year period. Excluding these portfolio changes1, revenue increased 4% year-over-year despite higher UK remote gaming duty. Further adjusting for the tax increase1,2, revenue grew at 9%, while Adjusted EBITDA grew at approximately twice that pace, demonstrating the operating leverage and margin expansion resulting from the Company’s transformation toward a higher-margin, more digital business.

“Our third-quarter results highlight our progress in building a higher-margin, more digital business, with record Adjusted EBITDA margins and market share gains in Interactive,” said Brooks Pierce, President and Chief Executive Officer of Inspired. “Retail Solutions delivered another strong performance in the UK and Greece, with further opportunities to refresh our installed base in Greece next year. In Interactive, revenue grew 3% year over year as UK volume growth offset the higher gaming tax and our U.S. business outpaced the U.S. iGaming market.

“The UK Budget removes a major overhang and gives us and our customers a clearer foundation for investment and planning. The increase in machine games duty from 20% to 25%, effective April 2027, is disappointing but manageable and we will pursue disciplined mitigation measures to limit the effect on our business.

1 This like-for-like revenue comparison excludes the revenue from the UK holiday parks business and certain associated leisure assets which were divested on November 7, 2025, and reflects adjustments to the Company’s pubs business to account for a structural change in the Company’s operating model.

2 This comparison excludes LFL adjustments as well as increase in UK remote gaming duty from 21% to 40% beginning April 2026.

3 Quarterly record Adjusted EBITDA margin excluding any periods with UK VAT rebate.

4 Free Cash Flow defined as cash flow from operating activities less cash flow from investing activities less finance lease repayments.

5 2026 targets are consistent with the assumptions discussed in the Company’s conference call and presentation and assumes that GBP:USD exchange rates will remain broadly in line with current levels.

“Brazil’s unexpected shutdown of regulated online betting and gaming affects a business representing approximately 5% of our total revenue. While opportunities to offset the lost contribution are limited in the near term, we continue to evaluate options as the regulatory situation evolves. We are updating our 2026 Adjusted EBITDA guidance to $109 million to $112 million5, from $112 million to $118 million, to primarily reflect the effect of the Brazil shutdown.

“We enter the fourth quarter encouraged by improving U.S. iGaming trends and a strong holiday content lineup. Our Virtual Sports launch with the Massachusetts Lottery expands our U.S. reach, as does our launch with FanDuel, while our new content studio adds capacity to deliver more compelling games. With clarity regarding the UK gaming taxes and a growing pipeline across customers, products and markets, we are focused on converting these opportunities into revenue growth, while continuing to generate strong free cash flow in 2027.”

Summary of Third Quarter ended September 30, 2026 - Segment Financial Results (unaudited)

	Three Months Ended September 30,		Reported Variance	Currency Movement 2026[2]	Functional Currency Variance
(In $ millions, except per share amounts)	2026	2025	%	$	%
Total Revenue
Retail Solutions	$37.4	$61.8	(39)%	$(0.1)	(39)%
Virtual Sports	8.5	9.3	(9)%	—	(8)%
Interactive	15.5	15.1	3%	—	3%
Total Revenue	$61.4	$86.2	(29)%	$(0.1)	(29)%
Net operating income	10.3	9.7	6%	1.4	(8)%

Net loss	(0.1)	(1.9)	NM3	1.5	NM

Net income (loss) per basic and diluted share	$0.00	$(0.07)	NM	NM	NM

Non-GAAP Financial Measures
Adjusted EBITDA[1]
Retail Solutions	$19.6	$22.6	(13)%	$(0.1)	(13)%
Virtual Sports	5.7	6.6	(14)%	(0.1)	(14)%
Interactive	10.2	10.7	(5)%	(0.1)	(4)%
Corporate	(7.3)	(7.6)	4%	0.3	2%
Total Company Adjusted EBITDA[1]	$28.2	$32.3	(13)%	$—	(13)%
Adjusted EBITDA Margin[1]	46%	37%

Adjusted net income[1]	$2.8	$8.2	(66)%	$0.0	(66)%
Adjusted net income per diluted share	$0.10	$0.28	(66)%	NM	(66)%

1 Reconciliation to US GAAP shown below.
[2] Currency movement calculated by translating 2026 and 2025 performances at 2025 exchange rates. [3] Percentage/dollar change is not meaningful.

“Inspired’s transformation has created a higher margin, less capital intensive, more diversified business with less concentration in the UK and greater flexibility to pursue growth,” said Lorne Weil, Executive Chairman of Inspired Entertainment. “That stronger foundation positions us to manage regulatory changes while continuing to invest for growth. We have a meaningful pipeline of opportunities that we expect will more than offset current regulatory impacts. New customers, markets, distribution channels, product formats and partnerships give us multiple avenues to grow.

“As we look toward 2027, we will allocate capital with discipline, prioritizing investments with attractive returns and sustainable cash generation, alongside expected continued debt reduction and share repurchases. We believe this approach will build long-term shareholder value and demonstrate the earnings potential not reflected in Inspired’s current valuation.”

Recent Highlights

●	Delivered over 200 Velos Electronic Table Games (“ETG”) terminals to Genting Casino as part of an overall order of 310 terminals, with the remaining terminals delivered in fourth quarter 2026. (3Q 2026)

●	Installed 300 new lottery terminals in venues operated by Loteria Electrônica Internacional Dominicana S.A. (“LEIDSA”) in the Dominican Republic. These are part of an approximately 3,000 terminal upgrade program, including approximately 500 terminals in new venues, with delivery expected to continue into the first half of 2027. (3Q 2026)

●	Live on day one with both Interactive and Virtual Sports in the newly regulated Alberta gaming market, with customers including FanDuel, DraftKings, BetMGM, Rush Street Interactive, Caesars Entertainment, and bet365 (3Q 2026).

●	Launched Virtual Sports on the Massachusetts Lottery’s new iLottery platform, powered by Aristocrat Interactive. Post Time Payout™ is the first third party game to expand the Lottery’s digital offering. (4Q 2026)

●	Expanded partnership with FanDuel to bring Virtual Sports to their online customers; the largest US Tier One operator to integrate Virtual Sports into their sportsbook(4Q 2026).

●	Signed contract to supply BetMGM with a bespoke Price Is Right® licensed hybrid dealer game, expected to be delivered in the fourth quarter (4Q 2026).

Outlook

●	Management remains confident in the Company’s strategic direction and underlying growth opportunities. Expansion of the higher-margin digital businesses and increasing operating leverage continue to support improved earnings quality. Our priorities are to deliver profitable growth, strengthen cash generation and manage the impact of regulatory changes.

●	Management is updating its full-year 2026 Adjusted EBITDA target range to $109 million — $112 million[5], from $112 million — $118 million, primarily to reflect the unexpected prohibition of regulated online betting and gaming in Brazil, with limited near-term mitigation.

●	The UK Budget confirmed an increase in machine games duty from 20% to 25% effective April 2027, removing uncertainty around the potential size of an increase. We will pursue disciplined mitigation measures to limit the effect on our business.

●	The Company delivered approximately 22% Free Cash Flow conversion[4] year to date. Reflecting the loss of Brazil’s earnings contribution in the fourth quarter, full-year 2026 Free Cash Flow conversion is now expected to be slightly below the Company’s 20% target.

Summary of Nine Months ended September 30, 2026 - Segment Financial Results (unaudited)

	Nine Months Ended September 30,		Reported Variance	Currency Movement 2026[2]	Functional Currency Variance
(In $ millions, except per share amounts)	2026	2025	%	$	%
Total Revenue
Retail Solutions	$105.4	$158.9	(34)%	$1.8	(35)%
Virtual Sports	26.1	27.2	(4)%	0.6	(6)%
Interactive	47.9	40.8	17%	1.0	15%
Total Revenue	$179.4	$226.9	(21)%	$3.4	(22)%
Net operating income	29.4	19.2	53%	1.5	45%
Net loss	(0.4)	(9.8)	NM3	1.3	NM
Net loss per basic and diluted share	($0.01)	$(0.34)	NM	NM	NM

Non-GAAP Financial Measures
Adjusted EBITDA[1]
Retail Solutions	$52.3	$54.1	(3)%	$0.8	(5)%
Virtual Sports	18.5	19.5	(5)%	0.6	(7)%
Interactive	32.3	27.5	17%	0.7	15%
Corporate	(24.2)	(22.0)	(10)%	(0.8)	(7)%
Total Company Adjusted EBITDA[1]	$78.9	$79.1	0%	$1.3	(2)%
Adjusted EBITDA Margin[1]	44%	35%

Adjusted net income[1]	$4.5	$0.6	NM	$0.1	NM
Adjusted net income per diluted share	$0.15	$0.02	NM	NM	NM

1 Reconciliation to US GAAP shown below.
2 Currency movement calculated by translating 2026 and 2025 performances at 2025 exchange rates.
3 Percentage/dollar change is not meaningful.

Non-GAAP Financial Measures

We use non-GAAP financial measures, including Adjusted EBITDA, to analyze our operating performance. We use these financial measures to manage our business on a day-to-day basis. We believe that these measures are also commonly used in our industry to measure performance. For these reasons, we believe that these non-GAAP financial measures provide expanded insight into our business, in addition to standard U.S. GAAP financial measures. There are no uniform rules for defining and using non-GAAP financial measures, and as a result the measures we use may not be comparable to measures used by other companies, even if they have similar labels. The presentation of non-GAAP financial information should not be considered in isolation from, as a substitute for, or superior to, financial information prepared and presented in accordance with U.S. GAAP. You should consider our non-GAAP financial measures in conjunction with our U.S. GAAP financial statements.

We define our non-GAAP financial measures as follows:

EBITDA is defined as net income (loss) excluding depreciation and amortization, interest expense, interest income and income tax expense.

Adjusted EBITDA is defined as net income (loss) excluding depreciation and amortization, interest expense, interest income and income tax expense, and other additional exclusions and adjustments (see Adjusted EBITDA reconciliation table). Such additional excluded amounts include stock-based compensation U.S. GAAP charges where the associated liability is expected to be settled in stock, and changes in the value of earnout liabilities and income and expenditure in relation to legacy portions of the business (being those portions where trading no longer occurs) including closed defined benefit pension plans. Additional adjustments are made for items considered outside the normal course of business, including (1) restructuring costs, which include charges attributable to employee severance, management changes, restructuring, dual running costs, costs related to facility closures and integration costs, (2) merger and acquisition costs, (3) gains or losses not in the ordinary course of business and (4) the costs of the restatement of previously issued financial statements.

We believe Adjusted EBITDA, when considered along with other performance measures, is a particularly useful performance measure, because it focuses on certain operating drivers of the business, including sales growth, operating costs, selling and administrative expense and other operating income and expense. We believe Adjusted EBITDA can provide a more complete understanding of our operating results and the trends to which we are subject, and an enhanced overall understanding of our financial performance and prospects for the future. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income or loss, because it does not take into account certain aspects of our operating performance (for example, it excludes non-recurring gains and losses which are not deemed to be a normal part of underlying business activities). Our use of Adjusted EBITDA may not be comparable to the use by other companies of similarly termed measures. Management compensates for these limitations by using Adjusted EBITDA as only one of several measures for evaluating our operating performance. In addition, capital expenditures, which affect depreciation and amortization, interest expense, and income tax benefit (expense), are evaluated separately by management.

Adjusted Net Income is defined as net income (loss) excluding the effects of certain exclusions and adjustments. Such excluded amounts include income and expenditure in relation to legacy portions of the business (being those portions where trading no longer occurs) including closed defined benefit pension plans. Additional adjustments are made for items considered outside the normal course of business, including (1) restructuring costs, which include charges attributable to employee severance, management changes, restructuring, dual running costs, costs related to facility closures and integration costs, (2) merger and acquisition costs and (3) gains or losses not in the ordinary course of business. These items have been adjusted to reflect the tax impact from excluding them from net income (loss).

Adjusted Net Income per diluted share is computed by dividing the Adjusted Net Income by the weighted-average number of common shares outstanding during the period, including the effects of any potentially dilutive securities, including RSUs, using the treasury stock method, and convertible debt or convertible preferred stock, using the if-converted method, unless the inclusion would be anti-dilutive.

Functional Currency at Constant rate. Currency impacts shown have been calculated as the current-period average GBP:USD rate less the equivalent average rate in the prior year period, multiplied by the current period amount in our functional currency (GBP). The remaining difference, referred to as functional currency at constant rate, is calculated as the difference in our functional currency, multiplied by the prior year period average GBP: USD rate, as a proxy for functional currency at constant rate movement.

Currency Movement represents the difference between the results in our reporting currency (USD) and the results on a functional currency at constant rate basis.

Reconciliations from net income (loss), as shown in our Consolidated Statements of Operations and Comprehensive Income (Loss), to Adjusted EBITDA are shown below.

Conference Call and Webcast

Inspired management will host a conference call and simultaneous webcast at 5:00 p.m. ET / 10:00 p.m. in the UK on Thursday, November 5, 2026 to discuss the financial results and general business trends.

Preregistration: Analysts and investors who wish to participate in the live conference call must register in advance here. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call.

Webcast: A live audio webcast of the call can be accessed by registering here or through http://www.investors.inseinc.com. Please follow the registration prompts.

Replay: A replay of the webcast will be available on the Company’s website at http://www.investors.inseinc.com, along with a copy of this press release and an investor slide presentation.

About Inspired Entertainment, Inc.

With a proven track record of innovation, Inspired is a leading provider of content, technology, hardware and services for licensed gaming, betting and lottery operators around the world. Inspired’s proprietary games resonate with players and deliver consistent performance for gaming operators across interactive, virtual sports, and retail gaming environments. Inspired’s content and gaming systems are designed to work together across digital and retail channels, enabling scalable deployment and a consistent player experience. Through this integrated content-led approach, Inspired helps operators strengthen their offerings, drive engagement, and deliver compelling player experiences. Additional information can be found at www.inseinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our ability to bring certain of our products to customers in the various markets in which we operate and execute on our strategic plan, statements regarding expectations with respect to potential new customers and statements regarding our anticipated financial performance. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “expect,” “estimate,” “plan,” “will,” “would” and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on Inspired management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of Inspired’s control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing Inspired’s views as of any subsequent date. We cannot guarantee that the results anticipated by management, as set forth herein, will be realized or, even if realized, will have the expected effects on our results of operations or financial performance. Such results may be affected by, among other things, the “Risk Factors” section of Inspired’s annual report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent quarterly reports on Form 10-Q, which are available, free of charge, on the U.S. Securities and Exchange Commission’s website at www.sec.gov. Inspired does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

For Investors

IR@inseinc.com

For Press and Sales

inspiredsales@inseinc.com

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in millions, except share and per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Service	$52.2	$79.4	$159.8	$210.2
Product sales	9.2	6.8	19.6	16.7
Total revenue	61.4	86.2	179.4	226.9

Cost of sales:
Cost of service (1)	(7.4)	(22.0)	(24.7)	(58.2)
Cost of product sales (1)	(4.5)	(3.7)	(10.6)	(10.6)

Selling, general and administrative expenses	(24.7)	(31.7)	(73.2)	(93.9)
Depreciation and amortization	(14.5)	(13.2)	(41.5)	(39.1)
Impairment loss on property and equipment classified as held-for-sale	—	(5.9)	—	(5.9)
Net operating income	10.3	9.7	29.4	19.2

Other expense
Interest expense, net	(9.6)	(12.5)	(29.6)	(26.6)
Other finance income	0.1	0.2	0.4	0.6
Total other expense, net	(9.5)	(12.3)	(29.2)	(26.0)

Net income (loss) before income taxes	0.8	(2.6)	0.2	(6.8)

Income tax (expense) benefit	(0.9)	0.7	(0.6)	(3.0)
Net loss	(0.1)	(1.9)	(0.4)	(9.8)

Other comprehensive income/(loss):
Foreign currency translation (loss) gain	(0.5)	0.6	—	(1.3)
Change in fair value of hedging instrument	1.7	—	4.1	—
Reclassification of gain on hedging instrument to comprehensive income	(0.1)	—	(0.3)	—
Reclassification of loss on pension plan to comprehensive income	0.2	0.3	0.7	0.8
Other comprehensive income (loss)	1.3	0.9	4.5	(0.5)

Comprehensive income (loss)	$1.2	$(1.0)	$4.1	$(10.3)

Net loss per common share – basic and diluted	$0.00	$(0.07)	$(0.01)	$(0.34)
Weighted average number of shares outstanding during the period – basic and diluted	28,682,152	29,094,787	28,957,808	29,049,634

Supplemental disclosure of stock-based compensation expense
Stock-based compensation included in:
Selling, general and administrative expenses	$(1.3)	$(1.4)	$(4.3)	$(4.6)

(1)	Excluding depreciation and amortization

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	September 30, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets
Cash	$35.3	$42.0
Restricted cash	1.2	1.3
Accounts receivable, net	41.0	43.9
Inventory	25.6	18.5
Prepaid expenses and other current assets	37.2	46.8
Corporate tax and other current taxes receivable	10.2	5.5
Total current assets	150.5	158.0

Property and equipment, net	51.6	60.5
Software development costs, net	18.8	22.7
Other acquired intangible assets subject to amortization, net	13.3	14.0
Goodwill	61.3	62.1
Finance lease right of use asset	17.1	21.7
Operating lease right of use asset	8.6	7.8
Costs of obtaining and fulfilling customer contracts, net	11.5	12.1
Deferred tax	64.1	65.3
Other assets	15.4	15.7
Total assets	$412.2	$439.9

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable and accrued expenses	$43.5	$42.7
Corporate tax and other current taxes payable	6.0	9.1
Deferred revenue, current	7.9	7.1
Operating lease liabilities	2.4	2.9
Current portion of long-term debt	2.5	—
Current portion of finance lease liabilities	4.5	4.3
Other current liabilities	3.0	4.7
Total current liabilities	69.8	70.8

Long-term debt	322.9	345.2
Finance lease liabilities, net of current portion	10.1	13.8
Deferred revenue, net of current portion	14.1	19.1
Operating lease liabilities	7.1	6.1
Other long-term liabilities	1.2	1.1
Total liabilities	425.2	456.1

Commitments and contingencies	—	—

Stockholders’ deficit
Preferred stock; $0.0001 par value; 1,000,000 shares authorized, no shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively.	—	—
Common stock; $0.0001 par value; 49,000,000 shares authorized; 26,363,672 shares and 26,873,509 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	—	—
Additional paid in capital	399.2	394.9
Accumulated other comprehensive income	52.3	47.8
Accumulated deficit	(464.5)	(458.9)
Total stockholders’ deficit	(13.0)	(16.2)
Total liabilities and stockholders’ deficit	$412.2	$439.9

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions) (Unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(0.4)	$(9.8)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	37.3	32.3
Amortization of finance lease right of use asset	4.2	6.8
Amortization of operating lease right of use asset	1.5	3.2
Impairment loss on property and equipment classified as held-for-sale	—	5.9
Stock-based compensation expense	4.3	4.6
Amortization of deferred financing fees relating to senior debt	3.1	2.3
Deferred tax	0.3	(2.8)
Changes in assets and liabilities:
Accounts receivable	2.5	24.3
Inventory	(7.4)	(0.9)
Prepaid expenses and other assets	13.4	(20.1)
Corporate tax and other current taxes payable	(7.7)	(7.6)
Accounts payable and accrued expenses	1.2	15.9
Deferred revenue and customer prepayment	(5.1)	2.6
Operating lease liabilities	(1.8)	(2.9)
Pension contributions	(0.4)	(0.9)
Other long-term liabilities	0.7	(2.1)
Net cash provided by operating activities	45.7	50.8

Cash flows from investing activities:
Purchases of property and equipment	(6.2)	(24.6)
Purchases of capital software and internally developed costs	(9.1)	(7.6)
Contract cost expense	(9.7)	(10.0)
Net cash used in investing activities	(25.0)	(42.2)

Cash flows from financing activities:
Proceeds from long-term debt	5.8	365.7
Repayments of long-term and short-term debt	(24.4)	(338.6)
Repurchase of common stock	(5.2)	—
Debt fees incurred	—	(18.8)
Repayments of finance leases	(3.1)	(4.9)
Net cash (used in) provided by financing activities	(26.9)	3.4

Net increase in cash classified within assets held-for-sale	—	(7.6)

Effect of exchange rate changes on cash	(0.6)	2.6
Net (decrease) increase in cash	(6.8)	7.0
Cash, beginning of period	43.3	29.3
Cash, end of period	$36.5	$36.3

Components of cash and restricted cash
Cash	35.3	36.3
Restricted cash	1.2	—
Total cash and restricted cash, end of period	$36.5	$36.3

Supplemental cash flow disclosures
Cash paid during the period for interest	$18.2	$17.3
Cash paid during the period for income taxes	$4.5	$9.4
Cash paid during the period for operating leases	$2.6	$6.1

Supplemental disclosure of non-cash investing and financing activities
Lease liabilities arising from obtaining finance lease right of use assets	$—	$(1.3)
Lease liabilities arising from obtaining operating lease right of use assets	$(2.5)	$(1.1)
Right of use property and equipment acquired through finance lease	$0.1	$10.4

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA RECONCILIATION BY SEGMENT

(in millions)

(Unaudited)

Three Months Ended September 30, 2026

	Retail Solutions	Virtual Sports	Interactive	Corporate	Total

Net income (loss)	$9.5	$3.5	$7.8	$(20.9)	$(0.1)
Items Relating to Legacy Activities:
Pension charges	—	—	—	0.3	0.3

Items outside the normal course of business:
Costs of group restructure	0.1	—	—	1.7	1.8

Stock-based compensation expense	0.2	0.2	0.2	0.7	1.3
Depreciation and amortization	9.8	2.0	2.2	0.5	14.5
Interest expense, net	—	—	—	9.6	9.6
Other finance income	—	—	—	(0.1)	(0.1)
Income tax	—	—	—	0.9	0.9

Adjusted EBITDA	$19.6	$5.7	$10.2	$(7.3)	$28.2

Adjusted EBITDA	£14.6	£4.2	£7.6	£(5.4)	£21.0

Exchange rate - $ to £					1.34

Three Months Ended September 30, 2025

	Retail Solutions	Virtual Sports	Interactive	Corporate	Total

Net income (loss)	$6.2	$4.9	$8.6	$(21.6)	$(1.9)
Items Relating to Legacy Activities:
Pension charges	—	—	—	0.3	0.3

Items outside the normal course of business:
Costs of group restructure	1.2	—	—	0.5	1.7
Cost of Group restatement	—	—	—	0.1	0.1

Stock-based compensation expense	0.2	0.1	0.2	0.9	1.4
Depreciation and amortization	9.1	1.6	1.9	0.6	13.2
Held for sale adjustment – Impairment	5.9	—	—	—	5.9
Interest expense, net	—	—	—	12.5	12.5
Other finance income	—	—	—	(0.2)	(0.2)
Income tax	—	—	—	(0.7)	(0.7)

Adjusted EBITDA	$22.6	$6.6	$10.7	$(7.6)	$32.3

Adjusted EBITDA	£16.8	£4.9	£7.9	£(5.6)	£24.0

Exchange rate - $ to £					1.35

Nine Months Ended September 30, 2026

	Retail Solutions	Virtual Sports	Interactive	Corporate	Total

Net income (loss)	$22.6	$11.2	$26.6	$(60.8)	$(0.4)
Items Relating to Legacy Activities:
Pension charges	—	—	—	0.7	0.7

Items outside the normal course of business:
Costs of group restructure	1.2	—	—	1.8	3.0

Stock-based compensation expense	0.6	0.5	0.5	2.7	4.3
Depreciation and amortization	27.9	6.8	5.2	1.6	41.5
Interest expense, net	—	—	—	29.6	29.6
Other finance income	—	—	—	(0.4)	(0.4)
Income tax	—	—	—	0.6	0.6

Adjusted EBITDA	$52.3	$18.5	$32.3	$(24.2)	$78.9

Adjusted EBITDA	£39.0	£13.7	£24.0	£(17.9)	£58.8

Exchange rate - $ to £					1.34

Nine Months Ended September 30, 2025

	Retail Solutions	Virtual Sports	Interactive	Corporate	Total

Net income (loss)	$17.5	$14.4	$22.8	$(64.5)	$(9.8)
Items Relating to Legacy Activities:
Pension charges	—	—	—	0.8	0.8

Items outside the normal course of business:
Costs of group restructure	1.8	—	—	3.6	5.4
Cost of group restatement	—	—	—	4.1	4.1

Stock-based compensation expense	1.0	0.3	0.5	2.8	4.6
Depreciation and amortization	27.9	4.8	4.2	2.2	39.1
Held for sale adjustment - Impairment	5.9	—	—	—	5.9
Other finance income	—	—	—	(0.6)	(0.6)
Income tax	—	—	—	3.0	3.0
Adjusted EBITDA	$54.1	$19.5	$27.5	$(22.0)	$79.1

Adjusted EBITDA	£40.9	£14.8	£20.8	£(16.7)	£59.8

Exchange rate - $ to £					1.32

ADJUSTED NET INCOME RECONCILIATION

(in millions, except share data)

(Unaudited)

	For the Three-Month Period ended		For the Nine-Month Period ended
	September 30,	September 30,	September 30,	September 30,
(In millions, except per share amounts)	2026	2025	2026	2025
Net loss	$(0.1)	$(1.9)	$(0.4)	$(9.8)
Items Relating to Legacy Activities:
Pension charges	0.3	0.3	0.7	0.8

Items outside the normal course of business:
Cost of group restructure	1.8	1.7	3.0	5.4
Cost of group restatement	—	0.1	—	4.1

Effect of exchange rates on cash	0.8	0.8	0.4	(2.6)
Mark to market movement on currency deals	—	—	—	0.2
Held for sale adjustment - Impairment	—	5.9	—	5.9
Other finance income	(0.1)	(0.2)	(0.4)	(0.6)
Tax Impact	0.1	1.5	1.2	(2.8)

Adjusted Net income	$2.8	$8.2	$4.5	$0.6

Adjusted Net income	£2.1	£6.1	£3.4	£0.5

Exchange Rate - $ to £	1.34	1.35	1.34	1.32

Weighted average number of shares outstanding– diluted	29,079,647	29,278,253	29,448,587	29,205,035

Adjusted Net Income per diluted share	$0.10	$0.28	$0.15	$0.02

PRO-RATED SEGMENT ADJUSTED EBITDA CONTRIBUTION

(in millions)

(Unaudited)

Three Months Ended September 30, 2026

	Retail Solutions	Virtual Sports	Interactive	Corporate Functions	Total

Total Revenue	$37.4	$8.5	$15.5	$—	$61.4

Segment % of Total Revenue	60.9%	13.8%	25.3%		100.0%

Adjusted EBITDA	$19.6	$5.7	$10.2	$(7.3)	$28.2
Corporate allocation(1)	(4.4)	(1.0)	(1.9)	7.3	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$15.2	$4.7	$8.3	$—	$28.2

Segment Contribution to Adjusted EBITDA	53.9%	16.7%	29.4%		100.0%

(1)	Corporate allocation pro-rated by segment % of total revenue contribution

Three Months Ended September 30, 2025

	Retail Solutions	Virtual Sports	Interactive	Corporate Functions	Total

Total Revenue	$61.8	$9.3	$15.1	$—	$86.2

Segment % of Total Revenue	71.7%	10.8%	17.5%		100.0%

Adjusted EBITDA	$22.6	$6.6	$10.7	$(7.6)	$32.3
Corporate allocation(1)	(5.4)	(0.8)	(1.4)	7.6	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$17.2	$5.8	$9.3	$—	$32.3

Segment Contribution to Adjusted EBITDA	53.2%	18.0%	28.8%		100.0%

(1)	Corporate allocation pro-rated by segment % of total revenue contribution

Nine Months Ended September 30, 2026

	Retail Solutions	Virtual Sports	Interactive	Corporate Functions	Total

Total Revenue	$105.4	$26.1	$47.9	$—	$179.4

Segment % of Total Revenue	58.8%	14.5%	26.7%		100.0%

Adjusted EBITDA	$52.3	$18.5	$32.3	$(24.2)	$78.9
Corporate allocation(1)	(14.2)	(3.5)	(6.5)	24.2	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$38.1	$15.0	$25.8	$—	$78.9

Segment Contribution to Adjusted EBITDA	48.3%	19.0%	32.7%		100.0%

(1)	Corporate allocation pro-rated by segment % of total revenue contribution

Nine Months Ended September 30, 2025

	Retail Solutions	Virtual Sports	Interactive	Corporate Functions	Total

Total Revenue	$158.9	$27.2	$40.8	$—	$226.9

Segment % of Total Revenue	70.0%	12.0%	18.0%		100.0%

Adjusted EBITDA	$54.1	$19.5	$27.5	$(22.0)	$79.1
Corporate allocation(1)	(15.4)	(2.6)	(4.0)	22.0	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$38.7	$16.9	$23.5	$—	$79.1

Segment Contribution to Adjusted EBITDA	48.9%	21.4%	29.7%		100.0%

(1)	Corporate allocation pro-rated by segment % of total revenue contribution